Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-1 MEF of our report dated April 4, 2025, relating to the combined carve-out financial statements of Rubico Inc. Predecessor appearing in Registration Statements Nos. 333-288796 and 333-291884 on Form F-1 of Rubico Inc. We also consent to the reference to us under the heading “Experts” in the Registration Statements No. 333-288796 and No. 333-291884.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

February 13, 2026